                              EXHIBIT 11

                  COMPUTATION OF PER SHARE EARNINGS
                    CHEMICAL FINANCIAL CORPORATION
                             (Unaudited)
                                                                QUARTER ENDED         NINE MONTHS ENDED
                                                                SEPTEMBER 30,            SEPTEMBER 30,
                                                             -------------------     -------------------
                                                              1997        1996        1997        1996
                                                             -------     -------     -------     -------
                                                              (In thousands, except per share amounts)
PRIMARY:
Average shares outstanding . . . . . . . . . . . . .          10,228      10,202      10,227      10,202

Net effect of the assumed exercise of
 stock options - based on the treasury
 stock method using average market
 price . . . . . . . . . . . . . . . . . . . . . . .             115         139         118         150
                                                             -------     -------     -------     -------
                                                              10,343      10,341      10,345      10,352
                                                             =======     =======     =======     =======

Net income . . . . . . . . . . . . . . . . . . . . .         $ 5,906     $ 5,412     $17,056     $15,568
                                                             =======     =======     =======     =======

Net income per common share. . . . . . . . . . . . .         $  0.57     $  0.52     $  1.65     $  1.50
                                                             =======     =======     =======     =======

FULLY DILUTED:
Average shares outstanding . . . . . . . . . . . . .          10,228      10,202      10,227      10,202

Net effect of the assumed exercise of
 stock options - based on the
 treasury stock method using end
 of period market price. . . . . . . . . . . . . . .             147         138         145         149
                                                             -------     -------     -------     -------
                                                              10,375      10,340      10,372      10,351
                                                             =======     =======     =======     =======

Net income . . . . . . . . . . . . . . . . . . . . .         $ 5,906     $ 5,412     $17,056     $15,568
                                                             =======     =======     =======     =======

Net income per common share. . . . . . . . . . . . .         $  0.56     $  0.52     $  1.64     $  1.50
                                                             =======     =======     =======     =======
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